Exhibit 10.2

AMENDING AGREEMENT TO AGENCY AGREEMENT
DATED AS OF FEBRUARY 22, 2006

AMONG

U.S. GOLD CORPORATION

AND

GMP SECURITIES L.P.

AND

GRIFFITHS MCBURNEY CORP.

Reference is made to the agency agreement dated February 22, 2006 among U.S. Gold Corporation (the “Company”), GMP Securities L.P. (“GMP”) and Griffiths McBurney Corp. (GMP and Griffiths McBurney Corp together being the “Agents”)(the “Agency Agreement”) pursuant to which the Agents agreed to act as the exclusive agent of the Company to offer and sell up to 16,700,000 subscription receipts of the Company (“Subscription Receipts”) on the Company’s behalf, on a best efforts agency basis, at a price of U.S. $4.50 per Subscription Receipt (the “Offering”).

WHEREAS, pursuant to the terms of a Subscription Receipt Indenture among the Company, GMP and Equity Transfer Services Inc. (now Equity Transfer and Trust Company) dated February 22, 2006 (the “Indenture”) each Subscription Receipt is convertible, subject to adjustments and penalties, without payment of any additional consideration into one unit (“Unit”) consisting of one share of the Company’s common stock and one-half of one common stock purchase warrant (“Warrant”) upon the satisfaction of certain conditions (the “Release Conditions”);

AND WHEREAS, pursuant to the terms of the Indenture, the holders of Subscription Receipts have the power to amend the terms of the Subscription Receipts Indenture by extraordinary resolution;

AND WHEREAS the holders of Subscription Receipts have adopted an extraordinary resolution by an instrument in writing to amend the definition of Release Conditions set out in the Indenture;

AND WHEREAS the parties hereto wish to amend the Agency Agreement to reflect the amendment to the definition of Release Conditions set out in the Indenture

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties have entered into this amending agreement to the Agency Agreement (the “Agreement”) and agree as follows:

ARTICLE 1 – INTERPRETATION

1.1           Capitalized terms used herein and not otherwise defined shall have the meaning specified in the Agency Agreement.

ARTICLE II – AMENDMENTS TO AGENCY AGREEMENT

2.1           The Agency Agreement is hereby amended by replacing the definition of “Release Conditions” in the Definitions section of the Agency Agreement with the following:

“Release Conditions” means the conditions to be satisfied prior to automatic conversion of the Subscription Receipts, which shall be satisfied upon the latest to occur of the following: (i) the third Business Day after the date on which a Final Receipt has been issued; (ii) the completion and filing via SEDAR of a current technical report regarding the Tonkin Springs gold project that complies with National Instrument 43-101 – Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators; (iii) the Common Shares being conditionally approved for listing on the Toronto Stock Exchange; and (iv) the delivery of an opinion, addressed to the Agent, in a form satisfactory to the Agent, acting reasonably, provided by United States counsel to the Company in respect of the Final Prospectus and as to matters of United States law only, that no facts have come to such U.S. counsel’s attention that would cause such U.S. counsel to believe that the Final Prospectus (except for the financial statements and other financial and statistical information and any geological and geophysical information relating to the Tonkin Springs gold project), at the time the Final Prospectus was filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading”

2.2           The Agency Agreement is hereby amended by deleting Section 5(a)(xxii) and replacing it with the following:

(xxii)                        other than in connection with transferring the listing of the Common Shares to the American Stock Exchange, the NASDAQ Stock Market, Inc. or the NYSE Arca, the Company shall not take any action which would be reasonably expected to result in the delisting or suspension of its Common Shares on the Over-the-Counter Bulletin Board system or from any other securities exchange, market or trading or quotation facility on which its Common Shares become listed or quoted (including the Toronto Stock Exchange) and the Company shall comply, in all material respects, with the rules and regulations thereof;

2.3           The Agency Agreement is hereby amended by deleting Section 6(c) and replacing it with the following:

(c)                                  The Company will use its commercially reasonable efforts, promptly following the Closing but no later than August 9, 2006, to prepare and file with the SEC one or more Registration Statements on Form S-1, S-3 or SB-2 (or, if Form S-1, S-3 or SB-2 is not then available to the Company, on such form of registration statement as is then available) to effect a registration covering the resale of the Registrable Securities in an amount at least equal to the aggregate of the Registrable Securities. The Registration Statement also shall cover, to the extent allowable under the U.S. Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of common stock of the Company resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable and, in any event, no later than 5:00 p.m. (Toronto time) on the Final Qualification Deadline.

2.4           The Agency Agreement is hereby amended by adding the following as Section 6(j):

(j)                                     The Company will cause its United States counsel, Dufford & Brown, P.C., to deliver an opinion, at the time the Registration Statement has been declared effective by the SEC, addressed to the Agent, to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, at the time it was declared effective under the U.S. Securities Act, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and schedules and other financial data and geological and geophysical information set out therein).  With respect to such statement, Dufford & Brown, P.C. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

ARTICLE III – MISCELLANEOUS

3.1           The Agency Agreement shall be read and construed in conjunction with this Agreement as if the Agency Agreement and this Agreement were one and the same instrument

3.2           All sections of the Agency Agreement which have been deleted and not substituted by this Agreement shall be read “Reserved”.

3.3           Save as varied by this Agreement, the terms of the Agency Agreement remain in full force and effect.

3.4           This Agreement shall be deemed to have been made in the Province of Ontario and shall be governed by and interpreted in accordance with the laws of such Province and the laws of Canada applicable therein.

3.5           This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement under their respective corporate seals and by the hands of their officers on their behalf.

DATED as of August 2, 2006

U.S. GOLD CORPORATION

By:	/s/ William F. Pass
Name: William F. Pass
Title: Vice President and Chief Financial Officer

GMP SECURITIES L.P.

By:	/s/ Mark Wellings
Name: Mark Wellings
Title: Director

GRIFFITHS McBURNEY CORP.

By:	/s/ Leo Ciccone
Name: Leo Ciccone
Title: Chief Compliance Officer